                                                                    EXHIBIT 4.9

VOID AFTER 5:00 P.M.,                                       Warrant No. 1
NEW YORK CITY TIME, ON                                      Warrants:  6,325,000
DECEMBER 31, 2002

                           DURA PHARMACEUTICALS, INC.
                   WARRANTS TO PURCHASE SHARES OF COMMON STOCK
                                CUSIP 26632S 11 7

         THIS CERTIFIES THAT, FOR VALUE RECEIVED, Cede & Co., or registered assigns, is the registered holder of the number of Warrants (the "Warrants") set forth above. Each Warrant entitles the holder thereof to purchase from Dura Pharmaceuticals, Inc., a Delaware corporation ("Dura"), subject to the terms and conditions hereinafter set forth and in the Warrant Agreement hereinafter referred to, one-fourth of one fully paid and nonassessable share of Common Stock, par value $.001 per share, of Dura (the "Common Stock"). The Warrants may be exercised at any time or from time to time on or after the first to occur of
(i) January 1, 2000, (ii) the exercise by Dura of the Stock Purchase Option,
(iii) the termination of the Stock Purchase Option with respect to Dura and (iv) an Acceleration Date (as defined in the Warrant Agreement) (such earliest date being referred to herein as the "Separation Date") and will expire at 5:00 p.m., New York City time, on December 31, 2002 (the "Expiration Date"). Upon the Expiration Date, all rights evidenced by the Warrants shall cease and the Warrants shall become void. Subject to the provisions of the Warrant Agreement, the holder of each Warrant shall have the right to purchase from Dura until the Expiration Date (and Dura shall issue and sell to such holder of a Warrant) one-fourth of one fully paid and nonassessable share of Common Stock (a "Warrant Share") at an exercise price (the "Exercise Price") of $54.84 per share upon surrender of this Warrant Certificate to Dura at the office of the Warrant Agent (as defined in the Warrant Agreement) designated by the Warrant Agent for such purpose with the form of election to purchase appearing on this Warrant Certificate duly completed and signed, together with payment of the Exercise Price by certified or official bank check payable to the order of Dura.

         The Exercise Price and the number of Warrant Shares that may be purchased upon the exercise of the Warrants and the number of Warrants outstanding are subject to change or adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

REFERENCE IS MADE TO THE PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE FOLLOWING PAGES, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FRONT OF THIS CERTIFICATE.

         This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, Dura has caused this Warrant Certificate to be executed by its duly authorized officers.

Dated:  January 1, 2000          DURA PHARMACEUTICALS, INC.

                                 By:
                                    -----------------------------------------
                                    Robert S. Whitehead
                                    President and Chief Operating Officer

                                 By:
                                    -----------------------------------------
                                    John R. Cook
                                    Vice President, Associate General Counsel
                                    and Secretary
Countersigned:

CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
as Warrant Agent

By:
   ----------------------------------------
   Name:
        -----------------------------------
   Title:
         ----------------------------------
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THIS WARRANT CERTIFICATE IS SUBJECT TO ALL OF THE TERMS AND CONDITIONS OF THE
WARRANT AGREEMENT, DATED ON OR ABOUT DECEMBER 22, 1997 (THE "WARRANT AGREEMENT"), BETWEEN DURA AND THE WARRANT AGENT, TO ALL OF WHICH TERMS AND CONDITIONS THE REGISTERED HOLDER OF THE WARRANT CONSENTS BY ACCEPTANCE HEREOF. THE WARRANT AGREEMENT IS INCORPORATED HEREIN BY REFERENCE AND MADE A PART HEREOF AND REFERENCE IS MADE TO THE WARRANT AGREEMENT FOR A FULL DESCRIPTION OF THE RIGHTS, LIMITATIONS OF RIGHTS, OBLIGATIONS, DUTIES AND IMMUNITIES OF THE WARRANT AGENT, DURA AND THE REGISTERED HOLDERS OF WARRANT CERTIFICATES. COPIES OF THE WARRANT AGREEMENT ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE WARRANT AGENT OR MAY BE OBTAINED UPON WRITTEN REQUEST ADDRESSED TO THE WARRANT AGENT AT ITS PRINCIPAL OFFICE AT 400 S. HOPE ST., 4TH FLOOR, LOS ANGELES, CA 90071


         Dura shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractional shares, but shall make adjustment therefore in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

         Dura has agreed to cause a registration statement under the Securities Act of 1933, as amended, covering the Warrants and Warrant Shares to be effective through the termination of the Exercise Period (as defined in the Warrant Agreement) or until such earlier time as no Warrants remain outstanding, and to register or qualify the Warrants and the Warrant Shares to be delivered upon exercise of the Warrants under the laws of each jurisdiction in which such registration or qualification is necessary.

         This Warrant Certificate may be exchanged, at the option of the holder upon presentation and surrender hereof to the Warrant Agent, for other Warrant Certificates of different denominations, entitling the holder hereof to purchase in the aggregate the same number of Warrant Shares. Warrants may be assigned or transferred upon surrender of this Warrant Certificate to the Warrant Agent, accompanied (if so required by Dura or the Warrant Agent) by the form of assignment appearing on this Warrant Certificate duly completed and signed, whereupon the Warrant Agent shall execute and deliver to the transferee a new Warrant Certificate entitling the transferee to purchase the same number of Warrant Shares, but without the legend that appears hereon. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised.

         The holder of this Warrant Certificate shall not, by virtue hereof, be entitled to any of the rights of a stockholder in Dura, either at law or in equity, and the rights of the holder are limited to those expressed in the Warrant Agreement.

         If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Common Stock are closed for any purpose, Dura shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

         Each holder of this Warrant Certificate, by accepting the same, consents and agrees with Dura, the Warrant Agent and with every other holder of a Warrant Certificate that:

         (a) This Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement; and

         (b) Dura and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing hereon made by anyone other than Dura or the Warrant Agent) for all purposes whatever and neither Dura nor the Warrant Agent shall be affected by any notice to the contrary.


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         This Warrant Certificate shall not be valid or enforceable for any purpose until it shall have been countersigned by the Warrant Agent.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM       -   as tenants in common
TEN ENT       -   as tenants by the entireties
JT TEN        -   as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT                   Custodian
                  ----------------           -----------------------------------
                      (Cust)                             (Minor)
                      under Uniform Gifts to Minors Act
                                                       -------------------------
                                                                (State)

UNIF TRF MIN ACT                    Custodian (until age                       )
                  ----------------                       ---------------------
                       (Cust)
                                                         under Uniform Transfers
                       ---------------------------------
                       (Minor)
                       to Minors Act
                                    --------------------------------------------
                                                     (State)

Additional abbreviations may also be used though not in the above list.

                              ELECTION TO PURCHASE
                    (TO BE EXECUTED UPON EXERCISE OF WARRANT)



The undersigned hereby irrevocably exercises this warrant to purchase _____ shares of Common Stock of Dura Pharmaceuticals, Inc. ("Dura") herewith makes payment of $___________ in payment of the exercise price thereof on the terms and conditions specified in this warrant certificate, surrenders this warrant certificate and all right, title, and interest therein to Dura and directs that the warrant shares deliverable upon the exercise of such warrants be registered in the name and at the address specified below and delivered thereto:

Dated:                   , 200__
       -----------------
                                    ------------------------------------------
                                    Signature


                                    ------------------------------------------
                                    Signature
Signature(s) Guaranteed:


By:
   --------------------------------------------
The signature must be guaranteed by an eligible
guarantor institution (banks, stockbrokers, savings
and loan associations and credit unions with member-
ship in an approved signature guarantee medallion
program), pursuant to S.E.C. Rule 17Ad-15.

Name:
     ---------------------------------------------------------------------------
                                   (Please Print)

Address:
        ------------------------------------------------------------------------

City, State and Zip Code:
                         -------------------------------------------------------

Taxpayer's Identification or Social Security Number:
                                                    ----------------------------


         If such number of Warrant Shares is less than the aggregate number of Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of such Warrant Shares to be registered in the name and at the address specified below and delivered thereto.

Name:
     ---------------------------------------------------------------------------
                                   (Please Print)

Address:
        ------------------------------------------------------------------------

City, State and Zip Code:
                         -------------------------------------------------------

Taxpayer's Identification or Social Security Number:
                                                    ----------------------------

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell, assign and transfer to:

Name:
     ---------------------------------------------------------------------------
                                   (Please Print)

Address:
        ------------------------------------------------------------------------

City, State and Zip Code:
                         -------------------------------------------------------

Taxpayer's Identification or Social Security Number:
                                                    ----------------------------

the right to purchase up to _____ Warrant Shares represented by this Warrant and does hereby irrevocably constitute and appoint _______________ attorney to transfer said Warrant on behalf of Dura Pharmaceuticals, Inc., with full power of substitution in the premises.

Dated:  __________, 200__
                                    -------------------------------------------
                                    Signature


                                    -------------------------------------------
                                    Signature

                                    Notice: The signature(s) to this assignment must correspond with the name as written upon the face of the Warrant, in every particular, without alteration or enlargement, or any change whatever.


Signature(s) Guaranteed:


By:
   ------------------------------------------

The signature must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with member-ship in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.